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                                                                       Exhibit 5

                              OPINION OF COUNSEL



                    LEBOEUF, LAMB, GREENE & MACRAE, L.L.P.
                   A LIMITED LIABILITY PARTNERSHIP INCLUDING
                           PROFESSIONAL CORPORATIONS
                              50 N. LAURA STREET
                                  SUITE 2800
                         JACKSONVILLE, FL   32202-3650
                                (904) 354-8000
                           FACSIMILE: (904) 353-1673

                                 April 3, 1998

AccuStaff Incorporated
One Independent Drive
Jacksonville, FL  32202

Ladies and Gentlemen:

     We have acted as counsel to AccuStaff Incorporated, a Florida corporation (the "Company"), in connection with the Registration Statement on Form S-3 (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the offer and sale of 2,423,620 issued and outstanding shares (the "Shares") of the Company's common stock, par value $0.01 per share, which are being offered for the account of certain selling shareholders (the "Selling Shareholders"). All of the Shares were acquired by the Selling Shareholders from the Company in connection with the acquisition by the Company of Office Specialists, Inc. and Schwab-Carrese Associates, Inc. The Company will not receive any proceeds from the sale of the Shares.

     We have examined such documents, corporate records and other instruments, and have made such other and further investigations as we have deemed relevant and necessary for the purposes of this opinion. We have assumed, without inquiry, the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons and the conformity with authentic original documents of any copies thereof submitted to us for our examination.

     Based upon the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

     1. The Company has been incorporated under the laws of the State of Florida and the Company's status is active.
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AccuStaff Incorporated
April 3, 1998
Page 2


     2. The Shares have been legally issued, and are fully paid and non-assessable.

     The opinions rendered herein are limited to the laws of the State of Florida and the Federal laws of the United States.

     This opinion is being delivered in connection with the Registration Statement and, accordingly, may not be used for any other purpose without our prior written consent. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances that may hereafter come to our attention with respect to the opinions expressed above, including any changes in applicable law that may hereafter occur.

     We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares and as having prepared this opinion, and to the use of this opinion as an exhibit to the Registration Statement. We also consent to the use of our name as counsel for the Company and to any references to this firm in the prospectus that constitutes part of the Registration Statement.

     In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

                                      Very truly yours,

                                      /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.